AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2011
                                                REGISTRATION NO. 333-
=============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                     FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                       GENERAL CLEANING AND MAINTENANCE
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    NEVADA                                27-3088652
        -------------------------------               -----------------
        (State or Other Jurisdiction of               (I.R.S. Employer
         Incorporation or Organization)               Identification No.)

                                    7389
                        ----------------------------
                        (Primary Standard Industrial
                           Classification Number)
                        ----------------------------

                               412 Martha St.
                             Las Vegas, NV 89110
                              (702) 733-9361
        ----------------------------------------------------------------
              (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               Rocio Corral
                               412 Martha St.
                             Las Vegas, NV 89110
                              (702) 733-9361
            --------------------------------------------------------
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                    WITH COPIES OF ALL CORRESPONDENCE TO:

                            THOMAS C. COOK, ESQ.
                    LAW OFFICES OF THOMAS C. COOK, LTD.
                      500 N. RAINBOW BLVD., SUITE 300
                           LAS VEGAS, NV  89107
                          PHONE:  (702) 221-1925
                          FAX:    (702) 221-1963
                          ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

   Large accelerated filer   [ ]                Accelerated filer         [ ]
   Non-accelerated filer     [ ]                Smaller reporting company [X]
   (Do not check if a smaller
    reporting company)


                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           REGISTERED(1)   SHARE(3)     PRICE         FEE(5)
Common stock
$0.001 par value     4,000,000       $0.01       $   40,000(4) $     4.64

Common stock,        1,000,000 (2)   $0.01       $   10,000    $     1.16
$0.001 par value
                   ---------------------------------------------------------

TOTAL                5,000,000       $0.01       $   50,000    $     5.80
============================================================================


(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Represents common shares currently outstanding to be sold by the selling security holders. The Company will derive no financial benefit from the sales of these shares. Our selling shareholders' shares will sell at $0.01 per share until our shares are quoted on the OTC-BB and thereafter at prevailing market prices or privately negotiated prices.

(3) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.01 per share is a bona fide estimate of the offering price in accordance with Rule 457(a).

(4) The aggregate offering price includes offering expenses of $1,000, which will result in net proceeds to the Company of $9,300. This offering has no minimum and funds will be released to the Company upon verification that the subscription agreement and funds are in good order

(5)  Paid by registrant in conjunction with prior amendment to this filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        ----------------------------------

-----------------------------------------------------------------------------
| THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. | | WE MAY NOT SEE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED | | WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND | | IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE |
| THE OFFER OR SALE IS NOT PERMITTED.                                       |
-----------------------------------------------------------------------------

              Subject to Completion, Dated _____________, 2011

                                  PROSPECTUS

                     Up to 5,000,000 shares of common stock

                       General Cleaning and Maintenance

   We are registering up to 1,000,000 shares, representing 4.0% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $0.01 per share for a total of $10,000. This offering will terminate when all 1,000,000 shares are sold or if not all of the shares are sold the offering will close on September 30, 2011, unless we terminate it earlier.

   We are also registering up to 4,000,000 shares, representing 16% of our current outstanding common stock, for sale by four (4) of our existing shareholders. We will not receive any of the proceeds from the shares of common stock sold by the selling shareholders.

   General Cleaning and Maintenance is a developmental stage company focused on offering janitorial and cleaning services to residential and commercial customers. We have yet to begin our operations, we have no income, and limited assets. We are in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. Currently, no public market exists for our stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not quoted on any exchange or in the over-the-counter market. After we close this Offering, we expect to have an application filed with the Financial Industry Regulatory Authority (FINRA) for our common stock to be eligible for quotation on the OTC-Bulletin Board. There are no assurance that our application for
quotation will be accepted by FINRA.   Until our common stock is quoted on the
OTC-BB, the offering will be made at $0.01 per share and thereafter at prevailing market prices or privately negotiated prices. We are considered a shell company, the purchase of the securities offered through this prospectus involves a high degree of risk.

                      See "Risk Factors" beginning on page 7.

   Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   We have established an escrow account with our corporate attorney for the
sole purpose to ensure good funds are received.   The purpose of the escrow
account is to ensure that the Subscription Agreement and funds are in proper order. There is no minimum for this offering; therefore, funds will be released from escrow upon receipt and we will promptly issue shares to investors even if you are the sole purchaser in this offering.

   The shares to be sold for our benefit will be offered by our sole officer/ director, namely, Rocio Corral, on a best efforts basis with no minimum. No underwriter will be used.

   Our common stock is not currently traded on any national securities exchange and is not quoted on any over-the-counter market.

         The date of this prospectus is __________________, 2011

=============================================================================


                              Table of Contents

Part I
PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
THE OFFERING............................................................ 5
SELECTED FINANCIAL INFORMATION.......................................... 6
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 7
COMPANY RISK FACTORS.................................................... 9
RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING.............14
FORWARD-LOOKING STATEMENTS..............................................18
USE OF PROCEEDS.........................................................19
DILUTION................................................................20
SELLING SECURITY HOLDERS................................................21
DETERMINATION OF THE OFFERING PRICE.....................................22
PLAN OF DISTRIBUTION....................................................22
EXPENSES OF ISSUANCE AND DISTRIBUTION...................................28
DESCRIPTION OF SECURITIES...............................................29
SHARES ELIGIBLE FOR FUTURE SALE.........................................30
DESCRIPTION OF BUSINESS.................................................32
DESCRIPTION OF PROPERTY.................................................35
LEGAL PROCEEDINGS.......................................................35
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............36
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............41
EXECUTIVE COMPENSATION..................................................42
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................46
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................47
LEGAL MATTERS...........................................................47
EXPERTS.................................................................47
WHERE YOU CAN FIND MORE INFORMATION.....................................48
FINANCIAL STATEMENTS....................................................49


                              PROSPECTUS SUMMARY

                        General Cleaning and Maintenance

   The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to "we," "us," "our," "General Cleaning and Maintenance," or the "Company" mean General Cleaning and Maintenance.

                          Forward-Looking Statements

   This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

                                  Our Company

   We were formed on April 26, 2010 as General Cleaning and Maintenance, a Nevada corporation. We are considered a shell company that has a business plan and has yet to begin its operations. We plan to provide cleaning services to residential and janitorial services commercial customers. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Las Vegas, Nevada. As of the date of this offering circular, the Company has developed a business and established administrative offices.

   We are a start-up company focused on becoming a janitorial cleaning service for both commercial and residential customers, based in Las Vegas, NV.

   We have generated no revenues, have incurred losses since our inception on April 26, 2010, and have relied upon the sale of our securities in unregistered transactions from our original founders to fund our operations. We are a development stage company and we do not expect to generate sufficient revenues in the next 12 months to sustain our operations. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities.

   Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (April 26, 2010) to September 30, 2010, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   Our principal offices are located at 412 Martha St., Las Vegas, NV 89110.

                                 The Offering

Securities Offered:

Shares Offered by                        We are registering to sell to new
General Cleaning and Maintenance:        investors up to 1,000,000 shares of
                                         common stock.  We will sell these
                                         shares to new investors at $0.01 per
                                         share.

Shares Offered by Selling Shareholders:  We are registering 4,000,000 shares for sale by four (4) selling
                                         shareholders (see list of Selling
                                         Shareholders):

No Minimum                               There is no minimum for this offering,
                                         funds will be released to us from our
                                         escrow agent after we ensure good
                                         funds are received and we will
                                         promptly issue shares to investors
                                         even if you are the sole purchaser in
                                         this offering.

Use of proceeds                          If we are successful at selling all
                                         the shares being offered by our
                                         Company, our gross proceeds from such
                                         offering will be $10,000.  We intend
                                         to use these proceeds to purchase
                                         cleaning equipment and cleaning
                                         supplies. We will not receive any
                                         proceeds from the sale of shares by
                                         the selling stockholders.


   We are registering up to 4,000,000 shares for resale by existing holders of our common stock; and 1,000,000 shares of our common stock to be sold by our sole officer/director at $0.01 per share.

                          Selected Financial Data

   The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

   The summary information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes thereto included elsewhere in this Prospectus.


Balance Sheet Data
------------------
                                          Three months       From Inception
                                             ending        (April 26, 2010)to
                                        December 31, 2010  September 30, 2010
                                           (unaudited)          (audited)
                                          --------------   ------------------
Total cash and equivalents               $ 13,800             $    9,800
Prepaid expenses                         $  7,500             $   10,000
                                         ------------         ----------
Total current assets                     $ 21,300             $   19,800

Total current liabilities                $  3,000             $        -


Income Statement Data
---------------------
                                          Three months       From Inception
                                             ending        (April 26, 2010)to
                                        December 31, 2010  September 30, 2010
                                           (unaudited)          (audited)
                                          --------------   ------------------
Revenues                                 $         0        $        0
Expenses                                 $     5,500        $      200
                                         --------------     ----------
Net loss                                 $    (5,500)             (200)


                                 RISK FACTORS

   Please consider the following risk factors before deciding to invest in our common stock.

   This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

   If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.


RISK FACTORS RELATING TO OUR FINANCIAL CONDITION
------------------------------------------------

1. WE HAVE NO OPERATING HISTORY AND LIMITED HISTORICAL FINANCIAL INFORMATION UPON WHICH YOU MAY EVALUATE OUR PERFORMANCE.

   We have no operating history and we are subject to all risks inherent in a developing business enterprise. At this time we are considered a shell company. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with providing cleaning services and the competitive environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of research. We may not be able to successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point that the investors may lose their entire investment. Even if we accomplish these objectives, we may not be able to generate positive cash flows or profits that we anticipate in the future.

2. AS WE HAVE NEVER REPORTED REVENUES SINCE OUR INCEPTION, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

   Our financial statements included with this Registration Statement for the year ended September 30, 2010 and the quarter ended December 31, 2010, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended September 30, 2010. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditor's have raised a substantial doubt about our ability to continue as a going concern, this typically results greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our cleaning business. We plan to seek additional funds through private placements of our common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. If we are not able to achieve revenues or find financing, then we likely will be forced to cease operations and investors will likely lose their entire investment.

3. WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

   We have prepared audited financial statements for the year end for September 30, 2010 and unaudited financial statements for the quarter ending December 31, 2010. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation. Management believes, for the next twelve months, it has sufficient funds available to implement its business, on a limited basis. This Offering will allow management to purchase additional cleaning equipment and cleaning supplies. The less monies raised in the Offering will affect the amount of cleaning supplies the Company can purchase. If no monies are raised in this Offering, the Company will still be able to operate its cleaning business.


4. IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST LARGER CLEANING SERVICES WITH GREATER RESOURCES, OUR PROSPECTS FOR FUTURE SUCCESS WILL BE JEOPARDIZED.

   We will face intense competition from larger and better-established cleaning and janitorial services that may prevent us from ever becoming a significant company. Management expects the competition to intensify in the future. Pressures created by our potential competitors could negatively impact our business, results of operations and financial condition.

   Most of all our potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, and other resources. In addition, our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to product development. We currently do not have any operations; however, if we are able to begin our operations management expects increased competition that may result in reduced operating margins, loss of market share and diminished value in our brands. There can be no assurance that we will be able to compete successfully against current and future competitors.


COMPANY RISK FACTORS
--------------------

5. OUR SUCCESS DEPENDS ON OUR ABILITY TO BUILD OUR LONG-TERM RELATIONSHIPS WITH CLIENTS.

The business associated with long-term relationships is generally more profitable than that associated with short-term relationships because we will incur start-up costs under new service contracts. Once these costs are expensed or fully depreciated over the appropriate periods, the underlying
contracts become more profitable.   Our loss of long-term clients could have
an adverse impact on our profitability even if we generate equivalent revenues from new clients.

6.  THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

   In order to implement our business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms. We do not plan to hire any additional employees until our cash flows can justify the expense. When we are ready to hire new employees, we will most likely look for people who have some type of chemistry experience or a working knowledge of chemical engineering, which may be difficult to find.


7.  WE MAY BE LIABLE FOR THE SERVICES WE PLAN TO PROVIDE.

   There is no guarantee that the level of insurance coverage we secure will be adequate to protect us from risks associated with claims that exceed the level of coverage maintained. As a result of our limited operations to date, no threatened or actual claims have been made upon us for product liability.

8. AN INCREASE IN COSTS THAT WE CANNOT PASS ON TO CLIENTS COULD AFFECT OUR PROFITABILITY.

   We plan to negotiate contracts under which our clients agree to pay certain costs for our cleaning. If actual costs exceed the rates specified in the contracts, our profitability may decline unless we can negotiate increases in these rates. In addition, if our costs, particularly labor costs, payroll taxes, and fuel costs, exceed those of our competitors, we may lose existing business unless we reduce our rates to levels that may not fully cover our costs.


9. WE PLAN TO PRIMARILY PROVIDE OUR SERVICES THROUGH AGREEMENTS WHICH ARE CANCELLABLE BY EITHER PARTY UPON 30 TO 60 DAYS' NOTICE.

   Our potential clients can unilaterally decrease the amount of services we provide or terminate all services pursuant to the terms of our service agreements. Any loss of a significant number of clients could in the aggregate materially adversely affect our operating results.

10. INCREASES IN THE PRICE OF CLEANING MATERIALS AND LABOR COSTS COULD MATERIALLY INCREASE OUR COSTS AND DECREASE OUR PROFITABILITY.

   The prices for cleaning materials and labor costs are dependent on the market price and supply and demand. There can be no assurance that prices for cleaning materials and labor costs will not increase in the near future.

   These cleaning materials and labor costs are subject to price volatility caused by supply conditions, economic climate and other unpredictable factors. Any material price increase would increase our cost of sales and decrease our future profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in economy of scale or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

11. OUR OFFICER HAS NO EXPERIENCE IN OPERATING AN OPERATIONAL CLEANING SERVICE COMPANY.

Our executive officer, has no experience in operating a cleaning service company. Due to her lack of experience, our executive officer may make wrong decisions and choices regarding selection of customers, hiring employees and pricing services on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this business. As a result we may have to suspend or cease operations, which will result in the loss of your investment.


12. A DECLINE IN COMMERCIAL OFFICE BUILDING OCCUPANCY AND RENTAL RATES COULD AFFECT OUR REVENUES AND PROFITABILITY.

Our revenues will be affected by commercial real estate occupancy levels. A decline in occupancy rates could result in a decline in fees paid by landlords, which would lower revenues, and create pricing pressures and therefore lower margins. In addition, in those areas where the workers are unionized, decreases in revenues can be accompanied by relative increases in labor costs if we are obligated by collective bargaining agreements to retain workers with seniority and consequently higher compensation levels and cannot pass through these costs to clients.


13. FINANCIAL DIFFICULTIES OR BANKRUPTCY OF ONE OR MORE OF OUR MAJOR CLIENTS COULD ADVERSELY AFFECT OUR RESULTS.

Future revenues and our ability to collect accounts receivable depend, in part, on the financial strength of clients. In the event clients experience financial difficulty, and particularly if bankruptcy results, profitability is further impacted by our failure to collect accounts receivable in excess of the estimated allowance. Additionally, our future revenues would be reduced by the loss of these clients.

14.  NATURAL DISASTERS OR ACTS OF TERRORISM COULD DISRUPT SERVICES.

   Storms, earthquakes, drought, floods or other natural disasters or acts of terrorism may result in reduced revenues or property damage. Disasters may also cause economic dislocations throughout the country. In addition, natural disasters or acts of terrorism may increase the volatility of financial results, either due to increased costs caused by the disaster with partial or no corresponding compensation from clients, or, alternatively, increased revenues and profitability related to tag jobs, special projects and other higher margin work necessitated by the disaster.


Other issues and uncertainties may include:

    o  New accounting pronouncements or changes in accounting policies;

    o Labor shortages that adversely affect our ability to employ entry level personnel;

    o Legislation or other governmental action that detrimentally impacts expenses or reduces revenues by adversely affecting our clients; and

    o The resignation, termination, death or disability of one or more key executives that adversely affects client retention or day-to-day management.


15. OUR MANAGEMENT CONTROLS A LARGE BLOCK OF OUR COMMON STOCK THAT WILL ALLOW THEM TO CONTROL THE COMPANY.

   As of December 31, 2010, our sole officer/director owned approximately 83% of our outstanding common stock. Upon completion of this offering, our officers and directors will own approximately 83% of then issued and outstanding shares, and will be able to elect all of the directors and continue to control General Cleaning and Maintenance.

   As a result, our sole officer will have the ability to control substantially all matters submitted to our stockholders for approval including:

   a) election of our board of directors;

   b) removal of any of our directors;

   c) amendment of our Articles of Incorporation or bylaws; and

   d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

   As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

   Investors will own a minority percentage of the Company's common stock and will have minority voting rights. Investors will not have the ability to control either the vote of the Company's Shareholders or Board of Directors.


16. OUR MANAGEMENT HAS DISCRETION AS TO HOW TO USE ANY PROCEEDS FROM THE SALE OF SECURITIES.

   The net proceeds from the sale of our common stock under this offering will be used for the purposes described under "Use of Proceeds." We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated and which our management deems to be in the best interests of the company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING
-----------------------------------------------------------

17.  INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE
     A REFUND.

   Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to General Cleaning and Maintenance if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the Offering period, which may last as long as six months, the proposed close date of this Offering.


18. FUTURE SALES OF SHARES BY EXISTING CONTROLLING STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE, FURTHER, CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE.


   If our existing controlling stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of December 31, 2010, we have 24,000,000 common shares issued and outstanding and upon successful completion of this Offering, we will have outstanding a total of 25,000,000 shares of common stock. Our officer owns 20,000,000 common shares. If in the future, she decides to sell her shares or if it is perceived that they will be sold, to the extent permitted by the Rules 144 and 701 under the Securities Act, the trading price of our common stock could decline.

   After the effectiveness of our Registration Statement, the 20,000,000 shares of common stock, owned by our sole officer are restricted from immediate resale in the public market. The restricted shares are restricted in accordance with Rule 144, which states that if unregistered, restricted securities are to be sold, a minimum of one year must elapse between the later of the date of acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of those securities in reliance on Rule 144. The Rule 144 restrictive legend remains on the stock until the holder of the stock holds the stock for longer than six months (unless an affiliate) and meets the other requirements of Rule 144 to have the restriction removed. The sale or resale of those shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.

19. WE HAVE NEVER DECLARED DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FORESEEABLE FUTURE.

   We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.
You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

   A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.


20. HOLDERS OF OUR COMMON STOCK HAVE A RISK OF POTENTIAL DILUTION IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE.

   Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.


21. THE PRICE OF OUR COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

   The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this Offering.

22.  THERE ARE NO COMMITMENTS TO PURCHASE ANY OF OUR COMMON STOCK
     OFFERED HEREUNDER.

   There is no commitment of any kind on the part of anyone to purchase all or any part of the 1,000,000 shares being offered hereby; consequently, we can give no assurance that all or any of the shares will be sold. Management plans to solicit friends and acquaintances to purchase stock in this Offering. Management believes there are a very limited number of purchasers of our common stock. Further, any purchasers of our common stock will not have any liquidity to sell their stock in our Company.


23. WE DO NOT HAVE INSURANCE AND, THEREFORE, LIABILITY WE INCUR COULD HAVE SUBSTANTIAL IMPACT ON OUR ABILITY TO CONTINUE AS A GOING CONCERN.

   We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officer and director and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the U. S. Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.


24. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR COMMON STOCK MAY BE NEGATIVELY AFFECTED.

   The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company's financial reporting. A "material weakness" is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

   As of September 30, 2010, management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

   In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

   Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.


25.  CURRENTLY, THERE IS NO MARKET FOR OUR SECURITIES.

   There is presently no market for our securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in our common stock may be highly illiquid and without a market value.

26.  LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

   Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.


SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

   We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this prospectus.

   Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

                               Use of Proceeds
                               ---------------

   We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $10,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further cleaning equipment, cleaning supplies, and allow us to market our services . The use of proceeds include:

Use of Proceeds
---------------
                               Maximum     Percent
                               --------   --------
Total Proceeds                 $10,000      100.0%

Less: Offering Expenses

Commissions & Finders Fees     $     0
Transfer Agent fees*           $   500        5.0%
Copying*                       $   200        2.0%
                               --------------------
Total Offering Expenses        $   700        7.0%

Net Proceeds From Offering     $ 9,300       93.0%

Use of Proceeds:

Cleaning Equipment             $ 7,000       70.0%

Cleaning Supplies              $ 1,000       10.0%

Marketing Expense              $ 1,300       13.0%
                              ---------------------

Total Use of Net Proceeds      $ 9,300       93.0%
                               --------------------

Total Use of All Proceeds      $10,000       100.0%
                               =======      =======

*Estimated Expenses

                                   DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of General Cleaning and Maintenance issued and outstanding stock. This is due in part to our founding shareholders, who received shares of our common stock at our formation or in exchange for cash put in the company, paid $24,000 for 24,000,000 shares, or $0.001 per share for their shares. The following table sets forth on a pro forma basis at December 31, 2010, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $0.01 per share).

   The dilution calculations we have set forth in this section reflect an offering price of $0.01 per share.

   As of December 31, 2010 we had a net tangible book value of $18,300 or $0.0007 per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 1,000,000 shares, the net tangible book value at that date would have been $28,300 or $0.001 per share. This represents an immediate increase in net tangible book value of $0.0003 per share to existing shareholders and an immediate dilution of $0.0090 per share to new investors.

   The following table illustrates the dilution to the purchaser of the common stock in this offering.

                               Dilution Table
                               --------------

                                     Maximum Offering
                                     ----------------
     Net tangible book value per
     share at December 31, 2010           $0.0007

     Net tangible book value after
     this Offering                        $0.001

     Increase per share attributable
     to new stockholders                  $0.0003

     Dilution                             $0.0090

     Dilution as percentage of
     purchase price                        90.28%


                           Selling Security Holders
                           ------------------------

   The following table sets forth the shares beneficially owned, as of December 31, 2010, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

   The shares were offered and sold to the selling stockholders as founders of the Company under Section 4(2) of the Securities Act as a transaction not involving a public offering. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of our predecessors or affiliates.


Selling Security Holders

                                     Shares     Percent   Shares    Percent
                         Shares for  before     before    after     after
Selling Security Holder    sale      offering   offering  offering  offering(1)
-------------------------------------------------------------------------------
Gustavo Castaneda Delgado   1,000,000  1,000,000    4.2%        0       0%
Anayancidel Carmen Castillo 1,000,000  1,000,000    4.2%        0       0%
Carol Michelle Guerrero     1,000,000  1,000,000    4.2%        0       0%
Joselyn Suresh Donado       1,000,000  1,000,000    4.2%        0       0%
-------------------------------------------------------------------------------
Totals                      4,000,000  4,000,000   16.8%        0       0%


(1) Based on 24,000,000 shares of common stock issued and outstanding as of December 31, 2010.

   We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

                        DETERMINATION OF OFFERING PRICE

   There is no established public market for the shares we are registering. Our management has established the price of $0.01 per share based upon their estimates of the market value of General Cleaning and Maintenance and the price at which potential investors might be willing to purchase the shares offered.

   We are registering up to 4,000,000 shares for resale by existing holders of our common stock. Additionally, we are registering up to 1,000,000 shares to be offered by our Company. If we are successful at selling all of the shares being offered by our Company, our gross proceeds from such offering will be $10,000.


                             PLAN OF DISTRIBUTION

The Offering
------------

   We are offering up to a total of 5,000,000 shares. The offering price is $0.01 per share. The offering will terminate when all 1,000,000 shares are sold but no later than six months from the date of this Offering
September 30, 2011, unless we terminate it earlier or extend the offering.

   The offering relates to the sale by us of up to 1,000,000 shares of common stock and to the resale by certain selling security holders of the Company of up to 4,000,000 shares of common stock.

   We have established an escrow account with our corporate attorney for funds received by us from prospective investors. The purpose of the escrow account is to ensure we receive good funds before we accept the Subscription Agreement. There is no minimum for this offering. Therefore, after the funds are received and the subscription accepted, shares will be promptly issued by us to investors even if you are the sole purchaser in this offering. Investors do not have the right to withdraw invested funds. Subscription payments will be released from the escrow account to us if the Subscription Agreements and funds are in good order. Therefore, once an investment is made, investors will not have the use or right to return of such funds during the Offering period,

   The offering is being conducted on a self-underwritten, best effort basis, which means our officers/directors will attempt to sell the shares. We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 1,000,000 shares in this offering. All subscription funds will be held in our attorney's Trust Account.

   The shares will be offered at a price of $0.01 per share for six months from the effective date of this prospectus or until the Offering is completed, which ever happens first. Upon expiration of the Offering, management does not intend to extend the Offering. Certificates for shares purchased will be issued and distributed promptly after any shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

   The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo General Cleaning and Maintenance.

   We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason, based on whether good funds are received or if we receive subscriptions for more than our 1,000,000 share Offering. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

   We have no intention of inviting broker-dealer participation in this offering.

   Our officer/director intends to seek to sell the common stock to be sold by us in this Offering by contacting persons with whom she has had prior contact who have expressed interest in the Company, and by seeking additional persons who may have interest through various methods such as telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

   We further represent:

   o Our sole officer/director is not a broker, dealer or associated persons of brokers or dealers within the preceding 12 months; and

   o Our sole officer/director has not participated in the selling offerings of securities for any issuer more than once every 12 months other than in reliance on Rule 3a4-1(a)4(1) or (a)4(iii).

   There is not currently a public market for the General Cleaning and Maintenance Common Stock. We intend to apply for admission to quotation of our securities on the OTC-Bulletin Board after we close this offering. The shares of General Cleaning and Maintenance Common Stock distributed to General Cleaning and Maintenance stockholders will be freely transferable, except for (1) shares of General Cleaning and Maintenance Common Stock received by persons who may be deemed to be affiliates of General Cleaning and Maintenance under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of General Cleaning and Maintenance Common Stock received by persons who hold restricted shares of General Cleaning and Maintenance common stock. Persons who may be deemed to be affiliates of General Cleaning and Maintenance after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with General Cleaning and Maintenance and may include certain directors, officers and significant stockholders of General Cleaning and Maintenance. Persons who are affiliates of General Cleaning and Maintenance will be permitted to sell their shares of General Cleaning and Maintenance Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

   General Cleaning and Maintenance stockholders may sell their General Cleaning and Maintenance common stock following the Distribution. Whether an active trading market for General Cleaning and Maintenance common stock will be maintained after the Distribution and the prices for General Cleaning and Maintenance common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, General Cleaning and Maintenance's results of operations, what investors think of General Cleaning and Maintenance and its industries, changes in economic conditions in its industries and general economic and market conditions.

   In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is quoted. Market fluctuations could have a material adverse impact on the trading price of the General Cleaning and Maintenance Common Stock.

   We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board at some point in the future, but there is no guarantee this will occur. If successful, the selling stockholders will be able to sell their shares referenced under "Selling Security Holders" from time to time on the over-the-counter bulletin board in privately negotiated sales, or on other markets, at prevailing market rates. If our common stock is not listed on the over-the-counter bulletin board, the selling stockholders may sell their shares in privately negotiated transactions. Any securities sold in brokerage transactions will involve customary brokers' commissions.

   We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:


Admission to Quotation on the OTC-Bulletin Board
------------------------------------------------

We hope to have our common stock be quoted on the OTC-Bulletin Board. If our securities are not quoted on the OTC-Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC-Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever be
qualified for quotation on the OTC-Bulletin Board.   We have not begun the
application process for listing on the OTC-Bulletin Board.   We do not expect
to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever qualify for quotation on the OTC-Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


Selling Security Holders Distribution
-------------------------------------

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The selling shareholders may sell their shares of our common stock at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTC-BB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

If our common stock becomes quoted on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3. Such other price as the selling shareholders may determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations
-----------------------

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale
-------------------------------

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's.
The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

                    EXPENSES OF ISSUANCE AND DISTRIBUTION

   We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $      4
Legal fees and miscellaneous expenses*                          $ 10,000
Audit Fees                                                      $  3,000
Transfer Agent fees*                                            $    700
Printing*                                                       $    296
                                                                --------
Total                                                           $ 14,000
                                                                ========

*Estimated Expenses

   Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

   In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities. Further, under the rules and regulations of the NASD, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

                          DESCRIPTION OF SECURITIES

   Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001. As of December 31, 2010, there are 24,000,000 shares of our common stock issued and outstanding, held by five (5) shareholders of record and no preferred shares issued.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock.  We have no shares of preferred stock issued.

Stock Option Plan.  We have not approved any stock option plans.

                         SHARES ELIGIBLE FOR FUTURE SALE
                         -------------------------------

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144
--------

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Special provisions for "Shell Companies"
---------------------------------------

The provisions of Rule 144 providing for the six month holding period are not available for the resale of securities initially issued by a "shell company" which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, General Cleaning and Maintenance must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

                            DESCRIPTION OF BUSINESS

Company History
---------------

   We were formed on April 26, 2010 as General Cleaning and Maintenance, a Nevada corporation. We are a startup company that plans to offer janitorial and cleaning services to residential and commercial customers. Activities to date have been limited primarily to organization, initial capitalization, and establishing administrative offices.

Overview
--------

   We are a start-up company focused on providing a wide range of janitorial and cleaning services for clients, primarily in Las Vegas, Nevada. These cleaning services will be directed towards restaurants, retail stores, hotels and residential properties. The services will include, among other things, floor cleaning, window washing, furniture polishing, carpet cleaning and dusting, and other building cleaning services.

The Janitorial Services Industry
--------------------------------

   Based on data reported by the Building Owners and Managers Association, management believes the market for janitorial services is approximately $67 billion. Management believes the janitorial service market is a highly fragmented industry comprised of more than 45,000 companies, most of which are privately owned businesses with fewer than 20 employees.

   Management believes that growth in the janitorial and maintenance management services market will be driven by the following factors:

  o a desire by owner/managers to outsource their cleaning management;

  o increasing focus by owners/managers on retaining commercial tenants;

  o technology driven demand for niche cleaning services,; and


Pricing for Services
--------------------

   Management plans to enter into fixed price arrangements, in which the client agrees to pay a fixed fee every month over a specified term. A variation of a fixed price arrangement is a square-foot arrangement, under which monthly billings are fixed based on the vacant square footage serviced. This differs from a cost-plus arrangements in which the client reimburses the Company for the agreed-upon amount of wages and benefits, payroll taxes, insurance charges and other expenses associated with the contracted work, plus a profit percentage.

The Company also plans to provide supplemental services requested by clients outside of the standard terms. Examples are clean-up after a tenant moves out, and construction clean-up. Management anticipates that most of its cleaning agreement will be for a one year period and contain automatic renewal clauses, but are subject to termination by either party after 30 days' written notice.


Competition
-----------

   We believe that our business is highly competitive, and that such competition is based primarily on price and quality of service. The low cost of entry to the cleaning services business has resulted in strongly competitive markets consisting primarily of regional and local owner-operated companies. We will also compete with a few large, diversified facility services, who operate on a national basis. Indirectly, we compete with building owners and tenants that can perform internally one or more of the services that we provide. These building owners and tenants have an increased advantage in locations where our services are subject to sales tax whereas internal operations are not. Competitors may have lower costs because privately owned companies operating in a limited geographic area may have significantly lower labor and overhead costs. These strong competitive pressures could impede our success in bidding for profitable business and our ability to increase prices even as costs rise, thereby reducing margins.


Sources and Availability of Raw Materials
-----------------------------------------

   We plan to purchase cleaning supplies from outside suppliers.


Dependence on Major Customers
-----------------------------

   At this time, we have yet to achieve any revenues, and we have no customers. We expect our cleaning services will be purchased by a limited number of customers.


Patents, Trademarks and Licenses
--------------------------------

   We do not have any trademarks, patents, or other intellectual property.

   Based on the nature of our business, we do not expect to file any trademarks or patents.

Need for Government Approval
----------------------------

   With the exception of a business license, we are not required to apply for or have any government approval for our services.

   In the future we may be subject to additional laws, regulations, policies, approvals and the like of federal, state, local, municipal, and other bodies.

Research and Development
------------------------

   Based on the nature of our business, we do not anticipate any research and development activities.

Employees
---------

   The Company currently has: one officer, who is also the director of the Company. This individual performs all of the job functions for the Company. Rocio Corral, our President, plans to devote 40 hours per week of her time to our business.

  (i) The Company's performance is dependent on the performance of its officer. In particular, the Company's success depends on her ability to develop a business strategy which will be successful for the Company.

 (ii) The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

(iii) There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.

                            DESCRIPTION OF PROPERTY

   The Company owns no real property. Our administrative offices are located in Nevada, at 412 Martha St., Las Vegas, NV 89110, telephone:(702) 733-9361. This administrative office is being provided at no cost by the Officer of the Company. The Officer will not seek reimbursement for providing this administrative space.



                               LEGAL PROCEEDINGS

   We are not a party to or otherwise involved in any legal proceedings.

   In the ordinary course of our business, we expect that from time to time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

   You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

   Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.


Summary Overview
----------------

  We are start-up company focused on providing cleaning and janitorial services for residential and commercial customers.

Plan of Operation
-----------------

   As of the date of this Registration Statement, we have serious concerns as to whether we have, and will have, sufficient cash flow to continue to operate for the next twelve months if we are not successful in finding a market for our cleaning services. We will apply any proceeds from future revenues to help cover our expenditures, but we anticipate that our projected expenditures will most likely exceed any proceeds from those revenues over the next twelve months, which will require that we obtain new financing in order for us to pursue our current plan of operations. We plan to look for both public and private sources of financing. There can be no assurance, however, that we can obtain sufficient capital on acceptable terms, if at all. If we do not achieve the necessary financing, then we will not be able to proceed with our planned activities, which would materially adversely effect our financial condition, business prospects and results of operations.


Explanatory Paragraph in Our Independent Registered Public Accounting Firm
Report
--------------------------------------------------------------------------

   Our independent accountants have included a paragraph in their most recent report, in our audited financial statements for the year ending September 30, 2010, regarding concerns about our ability to continue as going concern. We have further disclosed in our notes to the financial statements that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.


Background
----------

   We were formed on April 26, 2010 as General Cleaning and Maintenance, a Nevada corporation. We consider ourselves to be a shell company. We plan to provide cleaning and janitorial services to residential and commercial customers. Activities to date have been limited primarily to organization, initial capitalization, and establishing administrative offices.

Business Plan Timeline
----------------------

The following is an outline of the proposed milestones for our business plan:

                                                            Anticipated
                                 Manner                    time needed to
        Milestone            of achievement              complete milestone
  ---------------------------------------------------------------------------
1.   Business started    Business plan developed          Already completed
                         Cost:  Management work
                         product, no funds used

2.   Initial funding     Raised $24,000 from founders     Already completed

3.   Company becomes     Files Registration               In process
     non-deficient       with SEC and completes
     fully reporting     comments
                         Cost:  $6,000

4.   Additional          Funding used to purchase         Six months after
     funding             additional cleaning              Registration
     (<$10,000)          supplies                         becomes effective

5.   Broker-dealer       Company seeks a                  Following the
     applies for         market maker                     close of this
     OTC-BB listing                                       Offering

6.   Client base         Advertising, and                 Two months after
     established         referrals                        funding achieved
                         clients

7.   Company operates    Client base established          Twelve-eighteen
     with a profit                                        months

   The above timeline does not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer to develop a customer base for our services. Additional funding is not a prerequisite in providing cleaning services.

Results of Operations
---------------------

From April 26, 2010 (Inception) through December 31, 2010
----------------------------------------------------------

   During the period from inception on April 26, 2010 to December 31, 2010, we have generated no revenues. Our net loss since inception through December 31, 2010 is $(5,700). This net loss includes audit fees of $3,000; general and administrative expenses of $200 (specifically incorporation fees) and legal fees of $2,500.

   Since inception, we have sold 24,000,000 shares of common stock at $0.001 per share to our five founders for proceeds of $24,000.

   As of the date of this Prospectus we have hired an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Liquidity and Capital Resources
-------------------------------

   As of December 31, 2010, our total current assets were $21,300. As of December 31, 2010, our total liabilities were $3,000 in accounts payable expenses. We expect to incur losses over the next two years.

   We have funded our operations through financing activities consisting primarily of the purchase of our securities by our founders.

   During the period from inception to December 31, 2010, proceeds were received from the sale of common stock of $24,000.

Cash Requirements
-----------------

   We intend to use the funds raised by the offering described herein to purchase cleaning equipments and cleaning supplies.

   We anticipate we may need to rely on equity sales of our common shares in order to continue to fund our business operations, if we cannot generate enough revenues to cover our projected expenses. Issuances of additional shares will result in dilution to our existing shareholders.


Sources and Uses of Cash
------------------------

   We did not receive any cash from operations for the year ended December 31, 2010. We used $(200) in cash for incorporation fees during this period, $3,000 in cash to pay our audit fees and $2,500 to pay our legal fees.
Until we have operations we do not anticipate we will generate any cash from operating activities. As stated in our Plan of Operation, we have serious concerns as to whether we have, and will have, sufficient cash flow to continue to operate for the next twelve months if we are not successful in finding customers for our cleaning services.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

       QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   We are exposed to market risks, which include interest rate risk and potentially the prices of cleaning supplies. We do not engage in financial transactions for trading or speculative purposes.

Cleaning Supply Prices. We are exposed to fluctuation in market prices for our cleaning supplies. We do not enter into forward contracts or other market instruments as a means of achieving our objectives or minimizing our risk exposures on these cleaning supplies.


       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

   The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.


Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
Rocio Corral                 32    President and Director



Rocio Corral - Background
-------------------------

Apr. 2010 -
Present Developing business plan, and incorporating of General Cleaning and Maintenance, a Nevada corporation. President/Director

2006 - Present  Angelica Cleaners, Las Vegas, NV  Cleaning Assistant

2004 - 2006     Dine Village Apartments, Las Vegas, NV  Cleaning Assistant

                           EXECUTIVE COMPENSATION

   As a result of our the Company's current limited available cash, no officer or director received compensation since inception on April 26, 2010 through December 31, 2010. We intend to pay salaries when cash flow permits.


Summary Compensation Table
--------------------------

                                                             All
                              Fiscal                         Other
                               Year                          Compen-
                              ending  Salary Bonus  Awards   sation    Total
Name and Principal Position   Sept 30  ($)    ($)    ($)      ($)      ($)
-----------------------------------------------------------------------------
Rocio Corral          Pres/Dir. 2010    -0-    -0-      -0-     -0-     -0-



   Rocio Corral, our president and director purchased 20,000,000 restricted common shares in April, 2010 for $20,000 cash. These founder's shares that were purchased by Rocio Corral were not issued as compensation for services.

   We do not have any employment agreements with our officer. We do not maintain key-person life insurance for any our executive officer/director. We do not have any long-term compensation plans or stock option plans.


Term of Office
--------------

   Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships
--------------------

   There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers.


Significant Employees
---------------------

   We have no significant employees other than Officers/Directors.


Involvement in Certain Legal Proceedings
----------------------------------------

   Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Audit Committee Financial Expert
--------------------------------

   We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

   Our principal independent accountant is the firm of De Joya Griffith & Company, LLC. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Rocio Corral is the board's financial expert member.


Potential Conflicts of Interest
-------------------------------

   We are not aware of any current or potential conflicts of interest with any of our officers/directors.


Compensation of Directors
-------------------------

   We did not pay our directors any compensation during fiscal year ending September 30, 2010 and during the review period December 31, 2010.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table lists, as of December 31, 2010, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

   The percentages below are calculated based on 24,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                                    Percent of
                                           Amount of                  Class
                   Name and Address        Beneficial    Percentage    after
Title of Class    of Beneficial Owner      Ownership      of Class   Offering
----------------  ---------------------  --------------   --------  ----------
Common Stock      Rocio Corral(1)          20,000,000     83.3%      80.0%
------------------------------------------------------------------------------

1) Rocio Corral, 412 Martha St., Las Vegas, NV 89110


There are no current arrangements which will result in a change in control.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Our sole officer/director is also our primary shareholder. Our sole officer/director controls 20,000,000 shares of our common stock, or approximately 83% of our outstanding common stock.

   The Company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

              INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   Our By-laws provide to the fullest extent permitted by law, that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               LEGAL MATTERS

   The Law Offices of Thomas C. Cook, Ltd. has opined on the validity of the shares of common stock being offered hereby.


                                  EXPERTS

   The financial statements included in this prospectus and in this registration statement have been audited by De Joya Griffith & Company, LLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


Interest of Named Experts and Counsel
-------------------------------------

   No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                   WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of General Cleaning and Maintenance filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

                              FINANCIAL STATEMENTS
                              --------------------

                        GENERAL CLEANING AND MAINTENANCE


                              September 30, 2010
                                   (audited)

                               December 31, 2010
                                  (unaudited)


                                                                   PAGE
                                                                   ----
Year end September 30, 2010 financials (audited):
-------------------------------------------------

Independent Auditors' Report                                       F-1a
Balance Sheet                                                      F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a
Statements of Cash Flows                                           F-5a
Notes to Financials                                                F-6a


For Quarter ending December 31, 2010 (unaudited)
------------------------------------------------

Balance Sheets                                                     F-1b
Statements of Operations                                           F-2b
Statements of Cash Flows                                           F-3b
Notes to Financials                                                F-4b




          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
General Cleaning and Maintenance

We have audited the accompanying balance sheet of General Cleaning and Maintenance (A Development Stage Company) as of September 30, 2010, and the related statement of operation, stockholders' equity, and cash flow for the period from inception (April 26, 2010) to September 30, 2010. General Cleaning and Maintenance management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Cleaning and Maintenance (A Development Stage Company) as of September 30, 2010, and the results of its operation and its cash flow for the period from inception (April 26, 2010) to September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
March 17, 2011

                     General Cleaning and Maintenance
                       (A Development Stage Company)
                               Balance Sheet


                                                         September 30,
                                                             2010
                                                         -------------
                                                           (Audited)
Assets

Current assets:
   Cash and cash equivalents                             $      9,800
   Prepaid expense                                             10,000
                                                         -------------
     Total current assets                                      19,800
                                                         -------------
Total assets                                             $     19,800
                                                         =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accrued expense                                       $          -
                                                         -------------
     Total current liabilities                                      -

Stockholders' equity:
   Common stock, $0.001 par value, 75,000,000
    shares authorized, 20,000,000 issued and outstanding
    as of 9/30/10                                              20,000
   Deficit accumulated during development
    stage                                                        (200)
                                                         -------------
   Total stockholders' equity                                  19,800
                                                         -------------
Total liabilities and stockholders' equity                $    19,800
                                                         =============




   The accompanying notes are an integral part of these financial statements.

                                      F-2a

                     General Cleaning and Maintenance
                       (A Development Stage Company)
                          Statement of Operations


                                                             From Inception
                                                            (April 26, 2010)
                                                             to September 30,
                                                                  2010
                                                            ----------------
                                                               (Audited)

Revenue                                                     $             -
                                                            ----------------

Expenses:
  General & administrative                                              200
                                                            ----------------
     Total expenses                                                     200
                                                            ----------------

Net loss                                                    $          (200)
                                                            ================

Weighted average number of
 common shares outstanding
 Basic                                                           20,000,000
                                                            ================

Net loss per share                                          $         (0.00)
                                                            ================










  The accompanying notes are an integral part of these financial statements.

                                      F-3a

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                     Statement of Stockholders' Equity
     For the Period from Inception (April 26, 2010) to September 30, 2010
                                (Audited)

                                                      Deficit
                                                    Accumulated
                                                       During    Total
                                          Additional   Develop-  Stock-
                            Common Stock    Paid-in     ment     holders'
                           Shares   Amount  Capital    Stage     Equity
                         ------------------ --------- --------- ---------
Inception
April 26, 2010                    - $     - $      -  $      -  $      -

April 26, 2010
Founders' shares
issued for cash at 0.001  20,000,000  20,000        -         -    20,000

Net loss for the
period from
inception
(April 26, 2010)
to September 30,
2010                                                      (200)     (200)
                         ------------------ --------- --------- ---------

Balance,
September 30, 2010       20,000,000 $20,000 $      -  $   (200) $ 19,800
                         ================== ========= ========= =========










  The accompanying notes are an integral part of these financial statements.

                                      F-4a

                     General Cleaning and Maintenance
                       (A Development Stage Company)
                          Statement of Cash Flows


                                                             From Inception
                                                            (April 26, 2010)
                                                             to September 30,
                                                                 2010
                                                            ----------------
                                                               (Audited)
Operating activities:
Net loss                                                    $          (200)
Change in operating assets and liabilities:
   (Increase) in prepaid expense                                    (10,000)
                                                            ----------------
Net cash used by operating activities                               (10,200)
                                                            ----------------

Financing activities:
Issuance of common stock                                             20,000
                                                            ----------------
Net cash provided by financing activities                            20,000
                                                            ----------------

Net increase in cash                                                  9,800
Cash - beginning of the year                                              -
                                                            ----------------
Cash - end of the year                                      $         9,800
                                                            ================

Supplemental disclosures:
   Interest paid                                            $             -
   Income taxes paid                                        $             -
   Non-cash transactions                                    $             -






  The accompanying notes are an integral part of these financial statements.

                                      F-5a

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                            September 30, 2010
                                (Audited)

NOTE 1.   General Organization and Business

The Company was organized on April 26, 2010 (Date of Inception) under the laws of the State of Nevada, as General Cleaning and Maintenance. The Company is a Development Stage Company as defined by Guide 7 of the Securities Exchange Commission's Industry Guide and FASB ASC 915
"Development Stage Entities".

NOTE 2.    Summary of Significant Accounting Policies

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income
(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------
We recognize revenue when all of the following conditions are satisfied:
(1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to the customers. The Company did not realize any revenues from Inception on April 26, 2010 till September 30, 2010.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.
                                    F-6a

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                            September 30, 2010
                                (Audited)

NOTE 2.    Summary of Significant Accounting Practices (Continued)

Year-end
--------
The Company has selected September 30 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Prepaid Expense
---------------

The Company prepaid its legal fees with regards to the preparation and filing of its Registration Statement on Form S-1.


NOTE 3. - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.


NOTE 4. - Stockholders' Equity and Contributed Capital

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On April 26, 2010, the Company's founder purchased 20,000,000 shares of the Company's $0.001 par value common stock in exchange for cash of $20,000.

There have been no issuances of stock options or warrants.

                                      F-7a

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                            September 30, 2010
                                (Audited)

NOTE 5.   Related Party Transactions

On April 26, 2010, the Company's founder purchased 20,000,000 shares of the Company's $0.001 par value common stock in exchange for cash of $20,000.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of September 30, 2010, the Company had net operating loss carry forwards of $200 that may be available to reduce future years' taxable income through 2010. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030.




                                      F-8a

                     General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                            September 30, 2010
                                (Audited)

NOTE 6.    Provision for Income Taxes (continued)

Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2010:

                                                     2010
                                                   --------
Deferred tax assets:
Net operating loss carry forward                  $    200

     Total deferred tax assets                          70
Less: valuation allowance                              (70)
                                                  ---------
Net deferred tax assets                          $       -
                                                  ---------

The valuation allowance for deferred tax assets as of September 30, 2010 was $ 70. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2010.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (35.0%)
                   Valuation reserve                35.0%
                                                   ------
                   Total                               -%

At September 30, 2010, we had an unused net operating loss carryover approximating $200 that is available to offset future taxable income which expires beginning 2030.

NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

                                     F-9a

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                            September 30, 2010
                                (Audited)

NOTE 8.   Recent Accounting Pronouncements

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), "Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements". This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements. This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.





                                    F-10a

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                            September 30, 2010
                                (Audited)

NOTE 8.   Recent Accounting Pronouncements (Continued)

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), "Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition". The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), "Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer's Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force". The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. Early adoption is permitted. The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption. The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), "Foreign Currency (Topic
830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates". The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.



                                    F-11a

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                            September 30, 2010
                                (Audited)

NOTE 8.   Recent Accounting Pronouncements (Continued)

In July 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-20 (ASU 2010-20), "Receivables (Topic 310):
Foreign Currency Issues: Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses". For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effecting for interim and annual reporting periods beginning on or after December 15, 2010. The Company does not expect the provisions of ASU 2010-20 to have a material effect on the financial position, results of operations or cash flows of the Company.


The company evaluated all of the other recent accounting pronouncements through ASU 2010-19 and deemed that they were immaterial.


NOTE 9.   Subsequent Events

In December 2010, the Company completed a Regulation S offering in which it sold 4,000,000 shares of the Company's $0.001 par value common stock in exchange for cash of $4,000.



                                     F-12a

                     General Cleaning and Maintenance
                       (A Development Stage Company)
                               Balance Sheets


                                                 December 31,  September 30,
                                                     2010          2010
                                                -------------  -------------
                                                 (Unaudited)     (Audited)
Assets

Current assets:
   Cash and cash equivalents                    $     13,800   $      9,800
   Prepaid expense                                     7,500         10,000
                                                -------------  -------------
     Total current assets                             21,300         19,800
                                                -------------  -------------
Total assets                                    $     21,300   $     19,800
                                                =============  =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                             $      3,000   $          -
                                                -------------  -------------
     Total current liabilities                         3,000              -

Stockholders' equity:
   Common stock, $0.001 par value, 75,000,000
    shares authorized, 24,000,000 and 20,000,000
    issued and outstanding as of 12/31/10
    and 9/30/10, respectively                         24,000         20,000
   Deficit accumulated during development
    stage                                             (5,700)          (200)
                                                -------------  -------------
   Total stockholders' equity                         18,300         19,800
                                                -------------  -------------
Total liabilities and stockholders' equity      $     21,300    $    19,800
                                                =============  =============




   The accompanying notes are an integral part of these financial statements.

                                      F-1b

                     General Cleaning and Maintenance
                       (A Development Stage Company)
                          Statement of Operations
                                (Unaudited)

                                           For the three     From Inception
                                            months ended     (April 26, 2010)
                                            December 31,       to December
                                                2010            31, 2010
                                          ----------------  ----------------
Revenue                                   $             -   $             -
                                          ----------------  ----------------

Expenses:
  Audit fees                                        3,000             3,000
  General & administrative                             -                200
  Legal fees                                        2,500             2,500
                                          ----------------  ----------------
     Total expenses                                 5,500             5,700
                                          ----------------  ----------------

Net loss                                  $        (5,500)  $        (5,700)
                                          ================  ================

Weighted average number of
 common shares outstanding
 Basic                                         20,703,297
                                          ================

Net loss per share                        $         (0.00)
                                          ================










  The accompanying notes are an integral part of these financial statements.

                                      F-2b

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                     Statement of Stockholders' Equity
     For the Period from Inception (April 26, 2010) to December 31, 2010
                                (Unaudited)

                                                     (Deficit)
                                                    Accumulated
                                                       During    Total
                                          Additional   Develop-  Stock-
                            Common Stock    Paid-in     ment     holders'
                           Shares   Amount  Capital    Stage     Equity
                         ------------------ --------- --------- ---------
Inception
April 26, 2010                    - $     - $      -  $      -  $      -

April 26, 2010
Founders' shares
issued for cash
at $0.001                20,000,000  20,000        -         -    20,000

Net loss for the
period from
inception
(April 26, 2010)
to September 30,
2010                                                      (200)     (200)
                         ------------------ --------- --------- ---------

Balance,
September 30, 2010       20,000,000  20,000        -      (200)   19,800

December 2010
Shares issued
for cash pursuant
to Regulation S
offering
at $0.001                 4,000,000   4,000        -         -     4,000

Net loss for the
three months ended
December 31, 2010                                       (5,500)   (5,500)
                         ------------------ --------- --------- ---------

Balance,
December 31, 2010        24,000,000 $24,000 $      -  $ (5,700) $ 18,300
                         ================== ========= ========= =========


  The accompanying notes are an integral part of these financial statements.

                                      F-3b

                     General Cleaning and Maintenance
                       (A Development Stage Company)
                          Statement of Cash Flows
                                (Unaudited)

                                           For the three     From Inception
                                            months ended     (April 26, 2010)
                                            December 31,    to December 31,
                                                2010              2010
                                          ----------------  ----------------
Operating activities:
Net loss                                  $        (5,500)  $        (5,700)
Change in operating assets and liabilities:
   (Increase) decrease in prepaid expense           2,500            (7,500)
   Increase (decrease) in accounts payable          3,000             3,000
                                          ----------------  ----------------
Net cash used by operating activities                   -           (10,200)
                                          ----------------  ----------------

Financing activities:
Issuance of common stock                            4,000            24,000
                                          ----------------  ----------------
Net cash provided by financing activities           4,000            24,000
                                          ----------------  ----------------

Net increase in cash                     4,000            13,800
Cash - beginning of the period                      9,800                 -
                                          ----------------  ----------------
Cash - end of the period                  $        13,800   $        13,800
                                          ================  ================

Supplemental disclosures:
   Interest paid                          $             -   $             -
   Income taxes paid                      $             -   $             -
   Non-cash transactions                  $             -   $             -






  The accompanying notes are an integral part of these financial statements.

                                      F-4b

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2010
                                (Unaudited)

NOTE 1. FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 2010 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 2010 audited financial statements filed therewith along with the amended S-1 registration statement. Operating results for the three months ended December 31, 2010 are not necessarily indicative of the
results that may be expected for the year ending September 30, 2011.   The
Company is a development stage company, as defined in FASB ASC 915 "Development Stage Entities."


NOTE 2. - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has an accumulated deficit since inception of $5,700. The Company has not generated any revenues to date, and its ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's products, to provide financing for marketing and promotion and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

                                      F-5b

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2010
                                (Unaudited)


NOTE 3. - SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Cash and Cash Equivalents
-------------------------
The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Use of Estimates
----------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising
-----------
Advertising costs are expensed when incurred. The Company has not incurred any advertising expenses since inception.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end
--------
The Company's fiscal year-end is September 30.


Prepaid Expense
---------------

The Company prepaid its legal fees with regards to the preparation and filing of its Registration Statement on Form S-1.


                                      F-6b

                      General Cleaning and Maintenance
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2010
                                (Unaudited)


Recent Accounting Pronouncements
--------------------------------

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.


NOTE 4. - Stockholders' Equity

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On April 26, 2010, the Company's founder purchased 20,000,000 shares of the Company's $0.001 par value common stock in exchange for cash of $20,000.

In December 2010, the Company completed a Regulation S offering in which it sold 4,000,000 shares of the Company's $0.001 par value common stock in exchange for cash of $4,000.

There have been no other issuances of common stock.


NOTE 5.   Related Party Transactions

On April 26, 2010, the Company's founder purchased 20,000,000 shares of the Company's $0.001 par value common stock in exchange for cash of $20,000.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.



                                      F-7b

                      [BACK COVER PAGE OF PROSPECTUS]


                                 [date]


                                PROSPECTUS



                       General Cleaning and Maintenance


                               Common Stock


                           5,000,000 Shares of
                              Common Stock

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who may be deemed to be an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:
                                                                 Amount
                                                                --------
U. S. Securities and Exchange Commission registration fee       $      4
Legal fees and miscellaneous expenses*                          $ 10,000
Audit Fees                                                      $  3,000
Transfer Agent fees*                                            $    700
Printing*                                                       $    296
                                                                --------
Total                                                           $ 14,000
                                                                ========

*Estimated Expenses


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

   Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

   Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

   We do not carry or maintain any insurance coverage for the benefit of your officers and directors at this time. Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  RECENT SALES OF UNREGISTERED SECURITIES

   On April 26, 2010 (inception), we issued 24,000,000, par value $0.001 common shares of stock for cash to the five founding shareholders, this includes the cash payment of $20,000 for 20,000,000 shares to Rocio Corral, who is our President, and Director. The other founding shareholders include: Gustavo Castaneda Delgado (who paid $1,000 cash for 1,000,000 shares), Anayancidel Carmen Castillo (who paid $1,000 cash for 1,000,000 shares), Carol Michelle Guerrero (who paid $1,000 cash for 1,000,000 shares), and Joselyn Suresh Donado (who paid $1,000 cash for 1,000,000 shares).

   The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were sophisticated investors, familiar with our operations.

   There have been no other issuances of shares since our inception on April 26, 2010. As of December 31, 2010, we have a total five (5) shareholders.

                                   EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------------
                                        Filed          Period           Filing
Exhibit       Exhibit Description     herewith  Form   ending  Exhibit   date
-------------------------------------------------------------------------------
 3.1       Articles of Incorporation,       X
           as currently in effect
-------------------------------------------------------------------------------
 3.2       Bylaws                           X
           as currently in effect
-------------------------------------------------------------------------------
 5.1       Opinion of Thomas C. Cook, Esq.  X
           regarding the legality of the
           securities being registered
-------------------------------------------------------------------------------
23.1       Consent of De Joya               X
           Griffith & Company, LLC
           for audit of September 30, 2010
           financial statements
-------------------------------------------------------------------------------
99.1       Subscription Agreement           X
-------------------------------------------------------------------------------

                                 UNDERTAKINGS
                                 ------------

We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

   (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (?230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, and the State of Nevada.

                                        GENERAL CLEANING AND MAINTENANCE
                                        --------------------------------
                                                   (Registrant)

Date:  March 30, 2011           By:  /s/ Rocio Corral
       --------------           --------------------------------------------
                                         Rocio Corral
                                         Title: Chief Executive Officer
                                         President and Director
                                         Principal Executive, Financial,
                                         and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

March 30, 2011                /s/  Rocio Corral      Chairman of the Board
--------------                ----------------       Chief Executive Officer
                                   Rocio Corral